UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

August 16, 2006

(Date of earliest event reported)

FLOW INTERNATIONAL CORPORATION

(Exact name of Registrant as specified in its charter)

Washington	0-12448	91-1104842
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

23500 - 64th Avenue South, Kent, Washington 98032

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (253) 850-3500

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	Other Events

In our Form 10-K for the fiscal year ended April 30, 2006, filed on July 25, 2006, we disclosed that the purchaser of the Avure Business, Gores Technology Group, LLC (Purchaser), claimed that it was entitled to a working capital adjustment of $1.4 million, which we disputed, and that we had agreed to resolve the claim in accordance with the procedure agreed on at the time of sale.

On August 16, 2006, we received notice from the arbitrator to whom the dispute had been referred regarding the resolution of our outstanding dispute with the Purchaser. Although we do not agree with all the findings of the arbitrator, the decision by the arbitrator constitutes a final resolution of all disputes between the Purchaser and us regarding the calculation of net working capital. The adjustment amounts to $1,025,701 (including interest and arbitration fees), of which $300,000 was previously accrued for as a liability. The net amount of $725,701 will be recorded as a loss on sale from discontinued operations in the quarter ended July 31, 2006. We delivered payment to Purchaser on August 21, 2006.

We disclosed a summary of the material terms of the sale on Form 8-K filed November 4, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 23, 2006	FLOW INTERNATIONAL CORPORATION

	By:	/s/ Douglas P. Fletcher
Douglas P. Fletcher
Vice President and Chief Financial Officer